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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in the Prospectus Supplement dated September 14, 1999 to the Registration Statement of Level 3 Communications, Inc. on Form S-3 of our report dated March 8, 1999, except for Note 20 as to which the date is March 18, 1999, on our audits of the consolidated financial statements and financial statement schedules of RCN Corporation and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is incorporated by reference in the 1998 Annual Report on Form 10-K of Level 3 Communications, Inc. We also consent to the reference to our firm in the Prospectus Supplement under the caption "Experts".


                                                  /s/ PricewaterhouseCoopers LLP

                                                      PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 14, 1999